Exhibit (p)(5)

CITI FUND SERVICES OHIO, INC.

CODE OF ETHICS

JANUARY 1, 2025

I. INTRODUCTION

This Code of Ethics (the “Code”) sets forth the basic guidelines of ethical conduct for all Access Persons, as hereinafter defined, of Citi Fund Services Ohio, Inc. (“Citi” or “Citi Fund Services”). Compliance with the Code does not alleviate an Access Person’s responsibilities under any other Citigroup policy or procedure, including, but not limited to, the Code of Conduct and the Personal Trading and Investment Policy. Specifically, this Code does not require pre-clearance of securities transactions for Access Persons; however, most Citi Fund Services associates are still required to pre-clear securities transactions through the Employee Due Diligence (EmDD) website pursuant to Citigroup’s Personal Trading and Investment Policy. These and other documents are available through the citigroup.net portal (see list of policies, websites, and other contact information on Exhibit F).

The Code is intended to comply with the requirements of Rule 17j-1 under the Investment Company Act of 1940, as amended, (the “1940 Act”). Rule 17j-1(b) generally makes it unlawful for an affiliated person of Citi in connection with the purchase or sale by such person of a security held or to be acquired (as hereinafter defined) by any such registered investment company, to:

1.	employ any device, scheme or artifice to defraud the Fund;
2.	make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made to the Fund, not misleading;
3.	engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Fund; or
4.	engage in any manipulative practice with respect to the Fund.

II. DEFINITIONS

The following definitions are used for purposes of the Code.

“Access Person” is defined for purposes of this Code as Citi employees that serve as Fund Officers to Citi-serviced mutual funds and exchange traded funds (“ETFs”) as required under 17j-1(a)(1)(i).

“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically into (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

“Beneficial ownership” of a security is defined under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, which provides that an Access Person should consider himself/herself the beneficial owner of securities held by his/her spouse, his/her minor children, a relative who shares his/her home, or other persons, directly or indirectly, if by reason of any contract, understanding, relationship, agreement, or

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other arrangement, he/she obtains from such securities benefits substantially equivalent to those of ownership. He/she should also consider himself/herself the beneficial owner of securities if he/she can vest or re-vest title in himself/herself now or in the future.

“Code Compliance Officer” is the person designated by Citi to oversee enforcement and ensure compliance with this Code pursuant to procedures established for such purpose.

“Covered Securities” include all securities subject to transaction reporting under this Code. Covered Securities do not include: (1) securities issued by the United States Government; (2) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (3) shares of open-end investment companies; (4) transactions which you had no direct or indirect influence or control; (5) transactions that are not initiated, or directed, by you; and (6) securities acquired upon the exercise of rights issued by the issuer to all shareholders pro rata.

A security “held or to be acquired” is defined under Rule 17j-l (a)(10) as any Covered Security which, within the most recent fifteen (15) days: (1) is or has been held by a Fund, or (2) is being or has been considered by a Fund or the investment adviser for a Fund for purchase by the Fund. A purchase or sale includes the writing of an option to purchase or sell and any security that is convertible into or exchangeable for, any security that is held or to be acquired by a Fund.

“Material inside information” is defined as any information about a company which has not been disclosed to the general public and which either a reasonable person would deem to be important in making an investment decision or the dissemination of which is likely to impact the market price of the company’s securities.

“Outside Party” is any existing or prospective “business source,” such as an employee of a mutual fund’s investment adviser, a Director/Trustee or Officer of a mutual fund client or prospective client, vendor, consulting firm, etc. Associates of Citi and/or its affiliates are not considered “Outside Parties.”

A “personal securities transaction” is considered to be a transaction in a Covered Security of which the Access Person is deemed to have beneficial ownership. This includes, but is not limited to, transactions in accounts of the Access Person’s spouse, minor children, or other relations residing in the Access Person’s household, or accounts in which the Access Person has discretionary investment control. Access Persons engaged in personal securities transactions should not take inappropriate advantage of their position or of information obtained during the course of their association with Citi. Additionally, Access Persons should avoid situations that might compromise their judgment (e.g. the receipt of perquisites, gifts of more than de minimis value or unusual investment opportunities from persons doing or seeking to do business with Citi or the Funds).

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III. RISKS OF NON-COMPLIANCE

This Code extends the provisions of Rule 17j-1(b) to all Access Persons. Any violation of this Code may result in the imposition by Citi of sanctions against the Access Person or may be grounds for the immediate termination of the Access Person. In addition, in some cases (e.g. the misuse of inside information), a violation of federal and state civil and criminal statutes may subject the Access Person to fines, imprisonment and/or monetary damages.

IV. ETHICAL STANDARDS

The foundation of this Code consists of basic standards of conduct including, but not limited to, the avoidance of conflicts between personal interests and the interests of Citi or funds for which Citi provides services (each, a “Fund”). To this end, Access Persons should understand and adhere to the following ethical standards:

1.	The duty at all times to place the interests of Fund shareholders first;
2.	The duty to ensure that all personal securities transactions be conducted in a manner that is consistent with this Code to avoid any actual or potential material conflicts of interest or any abuse of such Access Person’s position of trust and responsibility; and
3.	The duty to ensure that Access Persons do not take inappropriate advantage of their position with Citi.

V. CITIGROUP CODE OF CONDUCT AND POLICIES

1.	Citigroup Code of Conduct--All Citi employees, including Access Persons, are subject to the Citigroup Code of Conduct which outlines the responsibilities of the employees to protect Citigroup’s reputation and be the best for our clients by:
a.	Understanding and complying with laws, regulations, and Citigroup policies/procedures.
b.	Acting in accordance with the values and principles within the Code of Conduct.
c.	Conducting business in a fair, transparent, prudent, and dependable manner.
d.	Taking responsibility for decisions/actions and holding others accountable.
e.	Reporting unacceptable conduct and escalating violations or potential violations of laws, regulations, rules, policies/procedures, or the Code of Conduct.
f.	Cooperating with investigations regarding alleged violations of laws, regulations, rules, policies/procedures or the Code of Conduct.

2.	Citigroup Personal Trading and Investment Policy--All Citi employees are subject to the Citigroup Personal Trading and Investment Policy which provides employees with the framework for conducting personal trading and investment activities and sets forth minimum standards for compliance with the laws and regulations designed to prevent inappropriate use of an individual’s position or relationship with Citigroup.
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3.	Citi Gifts and Entertainment Standard-- All Citi employees are subject to the ICG Gifts and Entertainment Standard which governs the provision or receipt of gifts by employees.

VI. RESTRICTIONS AND PROCEDURES

Access Persons are subject to the following restrictions, procedures and reporting requirements.

1.	Prohibition Against Use of Material Inside Information

Access Persons may have access to information including, but not limited to, material inside information about a Fund, that is confidential and not available to the general public, such as (but not limited to) information concerning securities held in, or traded by, investment company portfolios, information concerning certain underwritings of broker/dealers affiliated with an investment company that may be deemed to be material inside information, and information which involves a merger, liquidation or acquisition that has not been disclosed to the public.

Access Persons in possession of material inside information must not trade in or recommend the purchase or sale of the securities concerned until the information has been properly disclosed and disseminated to the public.

Access Persons for exchange traded funds and closed-end funds that trade on an exchange are subject to further trading restrictions regarding profits on sales of any such securities they have held for less than six months, pursuant to Section 16(b) of The Securities Exchange Act of 1934. It is the responsibility of these Access Persons to comply with these additional requirements.

2.	Initial and Annual Certifications

All Access Persons shall be required to sign and submit to the Code Compliance Officer a certification, in the form of an electronic Exhibit B affirming that he/she has read and understands this Code to which he/she is subject within ten (10) days following the commencement of their employment or otherwise becoming subject to this Code and at least annually within forty-five (45) days following the end of each calendar year. In addition, through the execution of Exhibit B, the Access Person is certifying that he/she has complied with the requirements of this Code and has disclosed and reported all personal securities transactions that are required to be disclosed and reported by this Code.

3.	Restrictions and Reporting Requirements for all Access Persons:

Each Access Person must refrain from engaging in a personal securities transaction when the Access Person knows, or in the ordinary course of fulfilling his/her duties would have reason to know, that at the time of the

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personal securities transaction a Fund has a pending buy or sell order in the same Covered Security.

4.	Duplicate Brokerage confirmations and statements [1]

All Access Persons maintaining security accounts outside of a Citi in-house entity or Preferred Broker pursuant to a permissible exception to the Citi Personal Trading and Investment Policy are required to instruct their broker/dealer to file duplicate trade confirmations and account statements with the Code Compliance Officer at Citi. Citi in-house entities include Citi Personal Wealth Management, the private client branch of the Private Bank, the National Investor Center (formerly myFi), International Personal Banking Investment branches and the Citi 401(k) plan. Preferred Brokers currently include TD Ameritrade, Fidelity, and Charles Schwab. Compliance approval is required for all accounts maintained outside of Citi (including Preferred Broker Accounts). Effective June 13, 2014, Access Persons with a pre- existing relationship with Morgan Stanley may continue to maintain existing accounts and establish new accounts with Morgan Stanley. All newly established Morgan Stanley relationships and accounts are generally prohibited unless approved by Compliance. Exemptions may be granted on a limited basis by contacting Compliance through the Outside Activities Unit (please see Exhibit F for contact information). Statements must be filed for all accounts containing Covered Securities (including accounts of other persons holding Covered Securities in which the Access Person has a beneficial ownership interest). Failure of a broker/dealer to send duplicate trade confirmations or account statements will not excuse a violation of this Section by an Access Person.

A sample letter instructing a broker/dealer firm to send duplicate trade confirmations and account statements to Citi is available from the Code Compliance Officer. A copy of the letter instructing the broker/dealer to provide duplicate trade confirmations and account statements to Citi must be sent to the Code Compliance Officer at the time of mailing. If a broker/dealer is unable or refuses to provide duplicate statements, the Access Person should contact the Code Compliance Officer for further assistance.

If the broker/dealer requires a letter authorizing a Citi associate to open an account, a sample permission letter is available from the Code Compliance Officer. Please complete the necessary brokerage information and forward a signature ready copy and evidence of approval to open the non-Citi in-house entity or non-Preferred Broker account from the Citigroup Outside Activities Unit to the Code Compliance Officer for signature and submission to the requesting broker/dealer. The supplying of this letter does not relieve the Citi

1 Access Persons maintaining accounts through a Citi in-house entity or Preferred Broker, pursuant to the Citigroup Personal Trading and Investment Policy do not need to instruct his/her broker to deliver duplicate confirmations and statements to the Code Compliance Officer.

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associate of their responsibilities under the Personal Trading and Investment Policy.

5.	Initial and Annual Holdings Reports

All Access Persons must file a completed Initial and Annual Holdings Report, in the form of an electronic Exhibit C with the Code Compliance Officer within ten (10) days of commencement of their employment or otherwise becoming subject to this Code and thereafter on an annual basis within forty- five (45) days after the end of each calendar year in accordance with procedures established by the Code Compliance Officer. Such report must be current as of a date not more than 45 days before the report is submitted.

6.	Transaction/New Account Reports

All Access Persons must file a completed Transaction/New Account Report in the form of Exhibit D hereto with the Code Compliance Officer within thirty(30) days after opening an account or entering into any personal securities transaction with a broker-dealer (other than Citi in-house entities or Preferred Brokers), bank or transfer agent in which Covered Securities are recorded. This requirement does not fulfill any additional reporting requirements under the Citi Personal Trading and Investment Policy. A transaction report need not be submitted for transactions effected pursuant to an Automatic Investment Plan or where such information would duplicate information contained in broker trade confirmations or account statements received by Citi with respect to the Access Person within 30 days of the transaction if all of the information required by rule 17j-1(d)(1)(ii) is contained in the confirmation or account statement.

7.	Review of Reports and Assessment of Code Adequacy:

The Code Compliance Officer shall review and maintain the Initial and Annual Certifications, Initial and Annual Holdings Reports and Transaction/New Account Reports (the “Reports”) with the records of Citi. Following receipt of the Reports, the Code Compliance Officer shall consider in accordance with procedures designed to prevent Access Persons from violating this Code:

a.	whether any personal securities transaction evidence an apparent violation of this Code; and
b.	whether any apparent violation of the reporting requirement set forth in Section VII.B. above has occurred.

Upon making a determination that a violation of this Code including its reporting requirements has occurred, the Code Compliance Officer shall report such violations to the Director of Regulatory Administration & Compliance Support Services of Citi who shall determine what sanctions, if any, should be recommended to be taken by Citi. The Code Compliance Officer shall prepare quarterly reports to be presented to the Board of Directors/Trustees of each Fund

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for which an Access Person serves as a Fund Officer with respect to any material trading violations under this Code by the applicable Access Person.

This Code, a copy of all Reports referenced herein, any reports of violations, and lists of all Access Persons required to make Reports, shall be preserved for the period(s) required by Rule 17j-1. Citi shall review the adequacy of the Code and the operation of its related procedures at least once a year.

VII. REPORTS TO FUND BOARDS OF DIRECTORS/TRUSTEES

Citi shall submit the following reports to the Board of Directors/Trustees for each Fund where a Access Person serves as a Fund Officer:

1.	Citi Fund Services Code of Ethics

A copy of this Code shall be submitted to the Board or the Chief Compliance Officer of a Fund prior to Citi providing services involving a Fund Officer. All material changes to this Code shall be submitted to the Board or the Chief Compliance Officer of each Fund for which a Access Person serves as a Fund Officer not later than six (6) months following the date of implementation of such material changes.

2.	Annual Certification of Adequacy

The Code Compliance Officer shall annually prepare a written report to be presented to the Board of each Fund for which Citi provides services involving a Fund Officer detailing the following:

a.	Any issues arising under this Code or its related procedures since the preceding report, including information about material violations of this Code or its related procedures and sanctions imposed in response to such material violations; and
b.	A Certification in the form of Exhibit E hereto, that Citi has procedures designed to be reasonably necessary to prevent Access Persons from violating this Code.
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CITI CODE OF ETHICS

EXHIBIT A

The following are considered Access Persons under the Citi Code of Ethics:

Citi-employed Fund Officers

As of January 1, 2025.

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CITI CODE OF ETHICS

EXHIBIT B

(2025)

INITIAL AND ANNUAL CERTIFICATION

I hereby certify that I have read and thoroughly understand and agree to abide by the conditions set forth in the Citi Fund Services Code of Ethics (the “Code”). I further certify that, during the time of my affiliation with Citi, I will comply or have complied with the requirements of this Code and will disclose/report or have disclosed/reported all personal securities transactions required to be disclosed/reported by the Code.

I certify that I will comply or have complied with the Transaction/New Account Report requirements as detailed in the Code and submit herewith my Initial and/or Annual Holdings Report. I further certify that I have disclosed all accounts held by me and will direct or have directed each broker (excluding Citi in-house entities or a Preferred Broker), dealer, bank or transfer agent with whom I have an account or accounts to send to the Citi Code Compliance Officer duplicate copies of all confirmations and/or account statements relating to my account(s). I further certify that the Code Compliance Officer has been supplied with copies of all such letters of instruction.

Print or Type Name

Signature

Date
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CITI CODE OF ETHICS

EXHIBIT C

2025

INITIAL AND ANNUAL HOLDINGS REPORT

Name and Address of Broker, Dealer, Bank, or Adviser(s)	Discretionary Account[2] (Yes or No)		Account Number(s)	If New Account, Date Established
	Yes	No

	Yes	No

	Yes	No

	Yes	No

Please check appropriate statement below:

Attached are the Covered Securities beneficially owned by me as of the date of this Initial and Annual Holdings Report (Please list security information on page 2 of this exhibit. You may submit another sheet, if necessary).
I certify that I have directed each broker (excluding Citi in-house entities[3] or Preferred Brokers4), dealer, bank or transfer agent with whom I have an account or accounts to send to Citi duplicate copies of all confirmations and/or statements relating to my account(s) and have provided copies of such letters of instructions to the Citi Code Compliance Officer. I further certify that the information on the statements attached hereto (if applicable) is accurate and complete for purposes of this Initial and Annual Holdings Report (Please enter account information above).
All of my accounts holding Covered Securities are with a Citi in-house entity or Preferred Broker (Please enter account information above).
I do not have any Covered Securities beneficially owned by me as of the date of this Initial and Annual Holdings Report. For purposes of this representation, transactions in which I had no direct or indirect influence or control or transactions that were not initiated, or directed, by me do not result in Reportable Transactions or holdings in Covered Securities.

2 A Discretionary Account is an account empowering a broker, dealer, bank, or adviser to buy and sell securities without the client’s prior knowledge or consent.

3 Citi in-house entities include Citi Personal Wealth Management, the private client branch of the Private Bank, the National Investor Center (formerly myFi), International Personal Banking Investment branches and the Citi 401(k) plan.

4 Preferred Brokers currently include TD Ameritrade, Fidelity, and Charles Schwab. Morgan Stanley is, also, a Preferred Broker but only for those persons with relationships established prior to June 13, 2014.

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CITI CODE OF ETHICS

EXHIBIT C (CONTINUED)

2025

INITIAL AND ANNUAL HOLDINGS REPORT

Security Description (Symbol/CUSIP)	Number of Covered Securities Held	Principal Amount (for debt securities only)

Print or Type Name

Signature

Date
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CITI CODE OF ETHICS -TRANSACTION/NEW ACCOUNT REPORT

EXHIBIT D

(2025)

I hereby certify that, (1) the Covered Securities described below were purchased or sold on the date(s) indicated in reliance upon public information; or (2) I have listed below the account number(s) for any new account(s) opened in which Covered Securities are or will be held, and I have attached a copy of my letter of instruction to the institution maintaining such account to provide the Code Compliance Officer with duplicate trade confirmations and account statements.

COVERED SECURITIES AND/OR MUTUAL FUND PORTFOLIOS PURCHASED/ACQUIRED OR SOLD/DISPOSED

Security Description (Symbol/CUSIP)	Trade Date	Number of Shares	Per Share Price	Principal Amount (for debt security)	Interest Rate (If Applicable)	Maturity Date (If Applicable)	Name of Broker, Dealer, Transfer Agent or Bank (and Account Number and Date Established, If New)	Bought (B) or Sold (S)

This Transaction/New Account Report is not an admission that you have or had any direct or indirect beneficial ownership in the Covered Securities listed above.

Print or Type Name

Signature	Date
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CITI CODE OF ETHICS

EXHIBIT E

(2025)

ANNUAL CERTIFICATION OF ADEQUACY

CERTIFICATION TO THE FUNDS BOARDS OF

DIRECTORS/TRUSTEES

Effective January 1, 2025

Citi Fund Services (“Citi”) requires that all Citi employees that serve as Fund Officers to Citi-serviced mutual funds and exchange traded funds (“ETFs”) as required under 17j- 1(a)(1)(i) (“Access Persons”) certify, upon becoming subject to the Citi Code of Ethics (the “Code”) and annually thereafter, that they have read and thoroughly understand and agree to abide by the conditions set forth in the Code. Additionally, Access Persons are required to submit Initial and Annual Holdings Reports. Access Persons must also submit Transaction Reports to the Code Compliance Officer, reporting all personal securities transactions in Covered Securities for all accounts in which the Access Person has any direct or indirect beneficial interest within thirty (30) days of entering into any such transactions. Access Persons must disclose all accounts and direct each of their brokers (excluding Citi in-house entities or Preferred Brokers), dealers, banks or transfer agents to send duplicate trade confirmations and statements of all such personal securities transactions directly to the Code Compliance Officer. The Code Compliance Officer will review each Access Person’s personal securities transactions against the investment portfolio of each fund of which they are deemed an Access Person.

The undersigned hereby certifies that Citi has procedures reasonably designed to prevent Access Persons from violating Citi’s Code and the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended.

/S/ Michelle L. Brown	01/31/2025
Michelle L. Brown	Date
Code Compliance Officer Citi Fund Services
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ADDITIONAL POLICY LINKS AND CONTACT INFORMATION

EXHIBIT F

Citigroup Code of Conduct:

https://www.citigroup.com/rcs/citigpa/akpublic/storage/public/codeconduct_en.pdf?ieNocache=8

Citigroup Personal Trading and Investment Policy:

https://citi.hostedconnectedrisk.com/CitiCPD/autologin?UserName=MB25521&L=2&SuccessHr ef=BASE64_cGFnZX4zRH4xTE9OR1VSTH4yVVJMSUR+MTQ5NjI5MzkyfjJUaW1lU3RhbX

B+MTE3MzgyNzM1NjQ5Njd+MkNJRH4xc2lkMjAzMDk4NDcwOX4yWH4xMS43MzgyNzM 1NjQ5NjdFMTI=&SSOProvider=1

Citigroup Gifts & Entertainment Standard:

https://citi.hostedconnectedrisk.com/CitiCPD/autologin?UserName=MB25521&L=2&SuccessHr ef=BASE64_cGFnZX4zRH4xTE9OR1VSTH4yVVJMSUR+MTQ5NjI5ODA2fjJUaW1lU3Rhb XB+MTE3MzgyNzM2MzYwMTd+MkNJRH4xc2lkMjEwNzQ5OTM0Mn4yWH4xMS43Mzgy NzM2MzYwMTdFMTI=&SSOProvider=1

Citigroup Outside Directorships and Business Interests Policy:

https://citi.hostedconnectedrisk.com/CitiCPD/autologin?UserName=MB25521&L=2&SuccessHr ef=BASE64_cGFnZX4zRH4xTE9OR1VSTH4yVVJMSUR+MTQ5NjMwMTEzfjJUaW1lU3Rh bXB+MTE3MzgyNzM2NzgwOTR+MkNJRH4xc2lkMjAwMjc4OTA3MX4yWH4xMS43Mzgy NzM2NzgwOTRFMTI=&SSOProvider=1

Outside Activities Unit North America Phone Number:

(866) 547-9144

Compliance For You (CoFY)—for Preclearance of Trades:

CoFY | New Trade Preclearance Request (citigroup.net)

Preclearance Hotline:

(866) 369-2074

Preclearance E-mail:

dl.cmpl.us.etsg.surveillance@imcnam.ssmb.com

Citigroup Expense Governance Policy:

https://citi.hostedconnectedrisk.com/CitiCPD/autologin?UserName=MB25521&L=2&SuccessHr ef=BASE64_cGFnZX4zRH4xTE9OR1VSTH4yVVJMSUR+MTQ5ODAzNjg3fjJUaW1lU3Rhb XB+MTE3MzgzMzk5MTA3OTd+MkNJRH4xc2lkNTczMDU5NDc0fjJYfjExLjczODMzOTkx MDc5N0UxMg==&SSOProvider=1

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Citigroup Anti-Bribery Policy:

https://citi.hostedconnectedrisk.com/CitiCPD/autologin?UserName=MB25521&L=2&SuccessHr ef=BASE64_cGFnZX4zRH4xTE9OR1VSTH4yVVJMSUR+MTQ5NjMxMDIwfjJUaW1lU3Rhb XB+MTE3MzgyNzM4MDM5MDh+MkNJRH4xc2lkMTI0OTIxOTYxMn4yWH4xMS43MzgyN zM4MDM5MzNFMTI=&SSOProvider=1

Citigroup Policy Directory:

https://citi.hostedconnectedrisk.com/CitiCPD/react?page=DASHBOARD&CID=sid9639041&HT MFile=instanceIconExternalURLOverviewADAMessage.htm&ID=Welcome

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